Exhibit 23.3

October 17, 2025

World Road Inc. (the “Company”)

4th Floor,

Section 4-56, Building C, Comprehensive Bonded Zone, 8MC Plot No. 69, Checheng South Road
Wuhan City, Hubei Province, People’s Republic of China

Re:	World Road Inc.

We have acted as special legal counsel as to the People’s Republic of China law to the Company in connection with the Company’s Registration Statement on Form F-1, including all amendments or supplements thereto filed with the United States Securities and Exchange Commission (the “SEC”) under the United States Securities Act of 1933, as amended (the “Securities Act”) (including its exhibits, the “Registration Statement”). We hereby consent to the reference to our firm in the Registration Statement.

In giving this consent, we do not hereby admit that we fall under the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933 or the regulations promulgated thereunder.

Yours faithfully,

/s/ Jingtian & Gongcheng
Jingtian & Gongcheng